AMENDMENT NO. 1 TO SALES AGREEMENT August 11, 2023 Cantor Fitzgerald & Co. 499 Park Avenue New York, NY 10022 B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, NY 10171 Northland Securities, Inc. 150 South Fifth Street, Suite 3300 Minneapolis, Minnesota 55402 Compass Point Research & Trading, LLC 1055 Thomas Jefferson Street NW, Suite 303 Washington, DC 20007 Ladies and Gentlemen: TeraWulf Inc., a Delaware corporation (the “Company”), together with Cantor Fitzgerald & Co. (“Cantor”) and B. Riley Securities, Inc. (“B. Riley Securities”; each of Cantor and B. Riley Securities individually an “Original Agent” and collectively, the “Original Agents”), are parties to that certain Sales Agreement dated April 26, 2022 (the “Original Agreement”). The Company and D.A. Davidson & Co. (“D.A. Davidson”) mutually agreed to terminate the Original Agreement with respect to D.A. Davidson effective as of August 7, 2023. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and Original Agents desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows: 1. The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to remove D.A. Davidson and to include Northland Securities, Inc. (“Northland”) and Compass Point Research & Trading, LLC (“Compass Point” and together with the Original Agents and Northland, the “Agents”). 2. Section 6(a) is hereby amended to replace: “The Prospectus Supplement will name the Cantor, B. Riley Securities and D.A. Davidson as the agents in the section entitled ‘Plan of Distribution.’” With, “The Prospectus Supplement will name the Cantor, B. Riley Securities, Northland and Compass Point as the agents in the section entitled ‘Plan of Distribution.’” Execution Version Exhibit 1.1

3. Section 7(m) is hereby amended to replace: “On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents.” With, “On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Reed Smith LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents.” 4. Section 14 of the Original Agreement is hereby deleted in its entirety and replaced with the following: “Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to: Cantor Fitzgerald & Co. 499 Park Avenue New York, NY 10022 Attention: Capital Markets Facsimile: (212) 307-3730 and Cantor Fitzgerald & Co. 499 Park Avenue New York, NY 10022 Facsimile: (212) 829-4708 Attention: General Counsel Email: legal-IBD@cantor.com and B. Riley Securities, Inc. 299 Park Avenue, 7th Floor New York, NY 10171 Attention: General Counsel Telephone: (212) 457-9947 Email: atmdesk@brileyfin.com and: Northland Securities, Inc. 150 South Fifth Street, Suite 3300 Minneapolis, Minnesota 55402 Attention: Ted Warner Email: TWarner@northlandcapitalmarkets.com Compass Point Research & Trading, LLC 1055 Thomas Jefferson Street, NW Suite 303 Washington, DC 20007 Attention: Equity Capital Markets Email: syndicate@compasspointllc.com With copies to: Compass Point Research & Trading, LLC 1055 Thomas Jefferson Street, NW Suite 303 Washington, DC 20007 Attention: Chief Operating Officer Email: CNealon@compasspointllc.com with a copy to: Duane Morris LLP 1540 Broadway New York, NY 10036 Attention: James T. Seery Telephone: (973) 424-2088 Email: jtseery@duanemorris.com and if to the Company, shall be delivered to: 9 Federal Street Easton, Maryland 21601 Attention: Stefanie Fleischmann, Chief Legal Officer Telephone: (410) 770-9500 Email: fleischmann@terawulf.com with a copy to: Reed Smith LLP 599 Lexington Avenue New York, NY 10022

Attention: Anthony Marsico and Michael S. Lee Telephone: (212) 521-5400 Email: amarsico@reedsmith.com and michael.lee@reedsmith.com Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party immediately above or as subsequently updated by the applicable party in writing. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.” 5. Schedule 3 is updated to remove: “D.A. Davidson Marge Sitzmann, Head of Equity Syndicate msitzmann@dadco.com Tim Monfort, Equity Capital Markets tmonfort@dadco.com Fred Johnson, Equity Capital Markets fjohnson@dadco.com” 6. Schedule 3 is updated to add: “Northland Ted Warner TWarner@northlandcapitalmarkets.com Compass Point Burke Hayes BHayes@compasspointllc.com Scott Dreyer SDreyer@compasspointllc.com Matt Anstey MAnstey@compasspointllc.com

Allan Moulton AMoulton@compasspointllc.com Matt Rogers MRogers@compasspointllc.com with a copy to syndicate@compasspointllc.com” 7. All references to the individual Original Agents set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are updated to remove D.A. Davidson & Co. and to include Northland Securities, Inc. and Compass Point Research & Trading, LLC. 8. All references to “April 26, 2022” set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are revised to read “April 26, 2022 (as amended by Amendment No. 1, dated August 11, 2023)”. 9. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect. 10. From and after the date hereof, Northland and Compass Point shall each be considered to be an Agent under the Original Agreement, as amended hereby, and each of Northland and Compass Point agrees to be bound by the terms of the Original Agreement, as amended hereby. 11. This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement. 12. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. 14. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum. 15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF). [Remainder of Page Intentionally Blank]

[Signature Page to Amendment No. 1 to Sales Agreement] If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and the Agents. Very truly yours, CANTOR FITZGERALD & CO. By:_________________________________ Name: Title: DocuSign Envelope ID: 849AB56E-093D-4F2D-9A19-C800A7F1B688 Sage Kelly

[Signature Page to Amendment No. 1 to Sales Agreement] B. RILEY SECURITIES, INC. By:__________________________________ Name: Patrice McNicoll Title: Co-Head of Investment Banking

[Signature Page to Amendment No. 1 to Sales Agreement] NORTHLAND SECURITIES, INC. By:_________________________________ Name: Title: Ted G. Warner Managing Director, Investment Banking

[Signature Page to Amendment No. 1 to Sales Agreement] COMPASS POINT RESEARCH & TRADING, LLC By:_________________________________ Name: Title: Christopher Nealon President & Chief Operating Officer

[Signature Page to Amendment No. 1 to Sales Agreement] ACCEPTED as of the date first-above written: TERAWULF INC. By:_________________________________ Name: Paul B. Prager Title: Chief Executive Officer and President